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                                                                    Exhibit 10.7




                             EQUITY MARKETING, INC.
                           THIRD AMENDMENT AND WAIVER
                               TO CREDIT AGREEMENT

            This THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this "AGREEMENT") is dated as of September 30, 2002 and entered into by and among Equity Marketing, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS") and Bank of America, N.A., as administrative agent for Lenders ("ADMINISTRATIVE AGENT"), and is made with reference to that certain Credit Agreement dated as of April 24, 2001, as amended by that certain First Amendment dated as of November 14, 2001, and that certain Second Amendment dated as of February 8, 2002 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

            WHEREAS, Company and Lenders desire to amend the Credit Agreement as set forth below; and

            WHEREAS, Company and Lenders desire that Lenders waive Company's compliance with (i) subsection 7.04(a) of the Credit Agreement as it relates to Company's forgiveness of the RSI Note, (ii) subsection 7.05(d) of the Credit Agreement as it relates to the acquisition of certain assets of Promotional Marketing, L.L.C., d.b.a. Upshot as described in the transaction updated dated May 3, 2002 (the "UPSHOT ACQUISITION"), and (iii) subsection 7.15 of the Credit Agreement as it relates to Company's execution and substitution of the RSI Supply Agreement.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

      SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

            1.1   AMENDMENTS TO SECTION 1: DEFINITIONS AND ACCOUNTING TERMS

            (A) Subsection 1.01 of the Credit Agreement is hereby amended by deleting the proviso at the end of definition of "Borrowing Base" in its entirety and substituting the following therefor:

            "provided that Administrative Agent, in the exercise of its Permitted Discretion, may, with the consent of either Borrower or Required Lenders, (i) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, and (ii) reduce the advance rates (including the Eligible Inventory Advance Rate) provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date; provided, however, that the amount set forth in clause
            (c) above shall not exceed the lesser of (x) 40% of the Borrowing Base and (y) $6,000,000."

            (B) Subsection 1.01 of the Credit Agreement is hereby amended by deleting the definition of "RSI Supply Agreement" in its entirety and substituting the following therefor:

            "RSI Supply Agreement " means that certain Master Supply Agreement, dated as of May 15, 2002, by and between RSI and Borrower."

            (C) Subsection 1.01 of the Credit Agreement is hereby further amended by deleting clause (f)(ii) from the definition of "Permitted Acquisition" in its entirety and substituting the following therefor:

                  "(ii) the Consolidated Leverage Ratio will not exceed the
            maximum Consolidated Leverage Ratio set forth in Section 7.12 for the next succeeding Fiscal Quarter minus 0.25;"


            (D) Subsection 1.01 of the Credit Agreement is hereby further amended by deleting from the definition of "Eligible Inventory" the phrase "(it being understood that the amount of Eligible Inventory shall not exceed $6,000,000 at any time)".

            1.2   AMENDMENTS TO SECTION 7: NEGATIVE COVENANTS

            (A) Subsection 7.01(i) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

            "(i) Indebtedness of Borrower to any of its Subsidiaries or of any Subsidiary of Borrower to Borrower or any other Subsidiary, in each case as permitted under Section 7.05(d), not exceeding $1,000,000 in the aggregate at any time outstanding."

            (B) Subsection 7.02(c) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                  "No Further Negative Pledges. Except with respect to (i) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a Disposition, (ii) any debt facility of a Foreign Subsidiary in connection
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      with Indebtedness of such Foreign Subsidiary permitted by subsection
      7.01(d), (iii) clauses in the security agreement between Borrower and Sanwa Bank, as secured party, prohibiting Borrower from creating or assuming any Lien on the cash pledged as collateral under such security agreement to support outstanding letters of credit issued by Sanwa Bank to Borrower, and (iv) those licenses, contracts and agreements to which Borrower is a party excluded from the Collateral pursuant to the terms of Security Agreement, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired."

      SECTION 2. WAIVER AND CONSENT

            (A) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders hereby waive compliance with the provisions of (i) subsection 7.04(a) of the Credit Agreement to the extent, and only to the extent, necessary to permit Company to forgive the outstanding principal amount of the RSI Note issued by RSI in favor of Company for less than fair market value (contrary to the requirements set forth in the definition of "Ordinary Course Dispositions"),
(ii) subsection 1.01 of the Credit Agreement with respect to the definition of "Permitted Acquisition" to the extent, and only to the extent, necessary to acknowledge and approve the Upshot Acquisition as a Permitted Acquisition even though the requirements of clause (d) of the definition of "Permitted Acquisition" are not satisfied, and (iii) subsection 7.15 of the Credit Agreement, to the extent, and only to the extent, that such subsection relates to obtaining the prior written consent of Required Lenders in connection with the execution and substitution of the RSI Supply Agreement insofar as it is a "Related Document" and the extinguishment of the RSI Note, which consent shall be deemed to have been given hereby.

            (B) Without limiting the generality of the provisions of subsection 10.01 of the Credit Agreement, the waiver and consent set forth above shall be limited precisely as written and relates solely to the extent Company would otherwise be in noncompliance with the provisions of subsections 7.04(a), 7.05(d) and 7.15 of the Credit Agreement in the manner and to the extent described above, and nothing in this Agreement shall be deemed to:

                  (i) constitute a waiver of compliance by Company with respect to (i) subsections 7.04(a), 7.05(d) and 7.15 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with this Agreement or otherwise); or

                  (ii) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Agreement) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

            (C) Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

      SECTION 3. COMPANY'S REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Agreement and thereby amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

            3.1 CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Agreement (as so amended, the "AMENDED AGREEMENT").

            3.2 AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Agreement and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

            3.3 BINDING OBLIGATION. This Agreement and the Amended Agreement are, together, the legal, valid and binding obligation of Company, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles, and any instrument or agreement required hereunder or by the Amended Agreement, in each case, when executed and delivered, will be similarly valid, binding and enforceable.

            3.4 INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are true, correct and complete in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

            3.5 ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of this Agreement that would constitute an Event of Default or a Default.

      SECTION 4. MISCELLANEOUS

            4.1 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.


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            (A)   On and after the Effective Date, each reference in the Credit
Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other documents entered pursuant to the Credit Agreement to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

            (B) Except as specifically amended by this Agreement, the Credit Agreement and the other documents entered pursuant to the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

            (C) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

            4.2 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            4.3 CALIFORNIA LAW. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles.

            4.4 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective as of September 30, 2002 (the "EFFECTIVE DATE") upon the execution of a counterpart hereof by Company and Required Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             COMPANY:

                             EQUITY MARKETING, INC.

                             By: /s/ Michael W. Sanders
                                 -----------------------------
                                 Name: Michael W. Sanders
                                 Title:   Senior Director, Finance


                             BANK OF AMERICA, N.A., as Administrative Agent


                             By: /s/ Ken Puro
                                 -----------------------------
                                 Name: Ken Puro
                                 Title:   Vice President


                             BANK OF AMERICA, N.A., as Lender, Swing Line Lender and Issuing Lender


                             By: /s/ David J. Stassel
                                 -----------------------------
                                 Name: David J. Stassel
                                 Title:   Senior Vice President


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